UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2018
___________

CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-31420 (Commission File Number)	54-1821055 (I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia (Address of principal executive offices)	23238 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2018, the CarMax, Inc. (the “Company”) Board of Directors (the “Board”) elected Edwin J. Hill executive vice president and chief operating officer of the Company, effective August 1, 2018. Mr. Hill is currently the Company’s executive vice president, strategy and business transformation and will continue in that position until his promotion is effective.

Mr. Hill, 58, joined CarMax in 1995 as director of service operations. In 2001, Mr. Hill was promoted to vice president of service operations, and, in 2010, he was promoted to senior vice president of service operations, a position he held until 2013, when he was promoted to senior vice president, strategy and business transformation.  In 2016, Mr. Hill was promoted to executive vice president, strategy and business transformation. Prior to joining CarMax, Mr. Hill was vice president of advanced programs at Reveo, Inc. and vice president of operations at Hypres.

There are no family relationships between Mr. Hill and any director or executive officer of the Company, and Mr. Hill has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with William C. Wood, Jr.’s previously announced retirement, on June 27, 2018, the Company and Mr. Wood entered into a Consulting Agreement (the “Agreement”), pursuant to which Mr. Wood will provide consulting services to the Company. The Agreement also extends the term of the non-solicitation and non-competition covenants in the Severance Agreement between Mr. Wood and the Company, dated January 3, 2017, by one additional year, now expiring three years from the effective date of his retirement. The term of the consulting arrangement shall commence on August 1, 2018 and shall end on July 31, 2019, unless earlier terminated in accordance with the terms of the Agreement. In consideration of Mr. Wood’s provision of services pursuant to the Agreement, the Company shall pay Mr. Wood $10,000 per month. The foregoing description of the Agreement is a summary thereof, and is qualified in its entirety by reference to the fully executed Agreement, which is attached as Exhibit 10.1 hereto, and is hereby incorporated by reference into this Item 5.02.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 26, 2018, the Company held its 2018 Annual Meeting of Shareholders. The following actions were taken:

1. The shareholders elected the following directors to the Board, each for a one-year term expiring at the 2019 Annual Meeting of Shareholders, pursuant to the vote set forth below.

Director	Votes For	Votes Against	Votes Abstaining
Peter J. Bensen	146,665,822	78,139	922,523
Ronald E. Blaylock	144,431,979	2,278,081	956,424
Sona Chawla	146,568,404	132,466	965,614
Thomas J. Folliard	146,148,371	598,043	920,070
Shira Goodman	146,129,069	618,481	918,934
Robert J. Hombach	146,661,964	80,531	923,989
David W. McCreight	146,663,028	79,688	923,768
William D. Nash	146,618,674	128,523	919,287
Marcella Shinder	146,639,115	63,305	964,064
Mitchell D. Steenrod	146,624,365	74,995	967,124
William R. Tiefel	144,202,908	2,540,932	922,644

There were 12,244,397 broker non-votes for each director.

2. The shareholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2019 pursuant to the vote set forth below.

Votes For	Votes Against	Votes Abstaining
157,983,761	1,871,257	55,863

3. The shareholders approved the non-binding advisory resolution related to the compensation of our named executive officers pursuant to the vote set forth below.

Votes For	Votes Against	Votes Abstaining
141,757,425	4,153,720	1,755,339

There were 12,244,397 broker non-votes related to this vote.

4. The shareholders did not approve the shareholder proposal for a report on political contributions, pursuant to the vote set forth below.

Votes For	Votes Against	Votes Abstaining
42,613,168	103,447,858	1,605,458

There were 12,244,397 broker non-votes related to this vote.

Item 9.01.         Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Consulting Agreement, dated as of June 27, 2018, between CarMax, Inc. and William C. Wood, Jr.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC. (Registrant)

Dated: June 29, 2018	By: /s/ Eric M. Margolin
Eric M. Margolin Executive Vice President, General Counsel and Corporate Secretary